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                                                                EXHIBIT 10.11A

                            REIMBURSEMENT AGREEMENT

        THIS REIMBURSEMENT AGREEMENT (this "Agreement") is made as of the 11th day of December, 1995 by and between Howard Hughes Properties, Limited Partnership, a Delaware limited partnership ("HHP") and Williams-Sonoma, Incorporated, a California corporation ("User").


                                R E C I T A L S:

        A. HHP and User have entered into negotiations for a build to suit lease by User of approximately thirty-five thousand (35,000) square feet located at The Crossing Business Center, Las Vegas, Nevada, as depicted in Exhibit "A" (the "Premises").

        B. It is contemplated by the parties hereto that HHP will construct all improvements ("Improvements") on the Premises.

        C. To facilitate construction of the Improvements, User has requested that HHP engage various consultants to perform work related to and associated with the preparation of plans and specifications ("Plans") of the Improvements.

        D. In the event User and HHP fail to execute a lease agreement with respect to the Premises, User desires to reimburse HHP for all costs associated with the preparation of the Plans.



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                               A G R E E M E N T

        NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Consultants. HHP may engage all consultants ("Consultants"), including without limitation, architects and other design engineers, which HHP, in its reasonable discretion, deems necessary to facilitate preparation of the Plans. Subject to Paragraph 2 below, User agrees to pay all costs and expenses incurred by HHP with respect to the Consultants provided that such costs and expenses have been (i) expended pursuant to a budget approved in writing in advance by User; or (ii) approved in writing in advance by User on a case by case basis ("Total Costs").

        2. Reimbursement. In the event HHP and User do not execute and enter into a lease agreement for the Premises on or before April 1, 1996 (the "Execution Date"), then within thirty (30) days of receipt of written demand (the "Demand Notice") from HHP setting forth the Total Costs, User shall pay to HHP, in cash, an amount equal to the Total Costs. The Demand Notice shall include copies of all Consultant invoices in HHP's possession. With respect to the first One Hundred Thousand Dollars ($100,000) of Total Costs, HHP and User shall each pay one half (1/2) of the amount of such Total Costs. User further agrees to pay all Total Costs in excess of One Hundred Thousand Dollars ($100,000) not to exceed Twenty

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Thousand Dollars ($20,000). In no event shall User's share of the Total Costs exceed Seventy Thousands Dollars ($70,000). In no event shall HHP's obligation hereunder for the Total Costs exceed Fifty Thousand Dollars ($50,000).

        3. Restriction on Leasing. Until the earlier of execution of the lease agreement or the termination of negotiations thereof, HHP shall not advertise, market, or enter into any negotiations whatsoever with any other party with respect to the Premises.

        4. Refund. HHP agrees to refund to User any and all monies paid by user to HHP pursuant to Section 2 hereof, provided, that within ninety (90) days after the Execution Date, User and HHP have mutually executed a lease with respect to the Premises.

        5. Notices. All notices, demands, requests, consents, approvals or other communications (for the purposes of this Section 4 collectively called "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        To HHP:  HOWARD HUGHES PROPERTIES,
                 LIMITED PARTNERSHIP
                 1231 Town Center Drive, Suite 200
                 Las Vegas, Nevada 89134
                 Attention:  Vice President Leasing
                             & Sales, Commercial and
                             Industrial Division


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        To USER:  WILLIAMS-SONOMA, INCORPORATED
                  3250 Van Ness Avenue
                  San Francisco, California 94109
                  Attention:  Mr. Patrick Connolly,
                              Senior Vice President
                              Marketing & Mail Order Operations

       6. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Nevada applicable to agreements made and to be performed wholly within the State of Nevada.

        7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by all parties hereto or by their agents duly authorized in writing or as otherwise expressly stated herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

        8. Waivers; Extensions. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligation or acts shall be deemed an extension or the time performance of any other obligations or acts.

        9. Non-Waiver of Rights. No failure or delay of either party in the exercise of any right given to such party


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hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise or any right preclude any other or further exercise thereof or of any other right. The waiver of any breach hereunder shall not be deemed to be waiver of any other or any subsequent breach hereof.

        10. Exhibits. Each of the Exhibits referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by this reference.

        11. Partial Invalidity. The determination that any covenant, agreement, condition or provision of this Agreement is invalid shall not effect the enforceability of the remaining covenants, agreements, conditions or provisions hereof and, in the event of any such determination, this Agreement shall be construed as if such invalid covenant, agreement, condition or provision were not included herein.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                HOWARD HUGHES PROPERTIES,
                                                LIMITED PARTNERSHIP, a
                                                Delaware limited partnership

                                                By:  THE HOWARD HUGHES
                                                CORPORATION (formerly known
                                                as Summa Corporation), a
                                                Delaware corporation, its
                                                sole general partner

                                                By: /s/ Robert E. Morrison
                                                   ---------------------------

                                                Print Name: Robert E. Morrison
                                                            ------------------

                                                Print Title: Sr. V.P.
                                                             -----------------

THE ABOVE IS HEREBY AGREED
TO AND CONFIRMED THIS 8TH
DAY OF DECEMBER, 1995

WILLIAMS-SONOMA, INCORPORATED
a California Corporation

By: /s/ Pat Connolly
    ----------------------------

Print Name: Pat Connolly
            --------------------

Print Title: Sr. V.P. Mail Order
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